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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of GlobeSpan, Inc. on Form S-3 of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note 8) on the financial statements of iCompression, Inc. for the years ended December 31, 1999 and 1998 and the period from August 1, 1996 (inception) to December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
San Jose, California
June 29, 2000